Exhibit 10.3
PROMISSORY NOTE A-1-1
$80,000,000.00    April 27, 2018
FOR VALUE RECEIVED THE ENTITIES LISTED ON SCHEDULE I HERETO (individually and/or collectively, as the context may require, together with their respective successors and permitted assigns, “Borrower”), each having its principal place of business at c/o Griffin Capital Company, LLC, 1520 E. Grand Avenue, El Segundo, CA 90245, Attention: Javier Bitar, hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, NC1-027-15-01, Charlotte, North Carolina 28255 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of EIGHTY MILLION AND NO/100 DOLLARS ($80,000,000.00), or so much thereof as is advanced, in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note A-1-1 (this “Note”) at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower, Lender and KeyBank National Association, a national banking association, as co-lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.
Article 1 – PAYMENT TERMS; MANNER OF PAYMENT
Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. This Note is subject to default interest as provided in Article 2 of the Loan Agreement.

Article 2 – DEFAULT AND ACCELERATION
The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due, after the expiration of applicable cure or grace periods, if any, or if not paid on the Maturity Date or on the occurrence of any other Event of Default.

Article 3 – LOAN DOCUMENTS
This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern and control.

Article 4 – SAVINGS CLAUSE
Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Article 5 – NO ORAL CHANGE
This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Article 6 – WAIVERS
To the fullest extent now or hereinafter not prohibited by applicable law, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non payment and all other notices of any kind except as expressly provided in the Loan Agreement. To the fullest extent now or hereinafter not prohibited by applicable law, no release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not thereby be released from any liability. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be

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applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such borrowing entity which may be set forth in the Loan Agreement, the Mortgage or any other Loan Documents.) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.
Article 7 – TRIAL BY JURY
BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.
Article 8 – TRANSFER
Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.
Article 9 – EXCULPATION
The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.
Article 10 – GOVERNING LAW
This Note shall be governed, construed, applied and enforced in accordance with Article 19 of the Loan Agreement.
Article 11 – NOTICES

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All notices or other written communications hereunder shall be delivered in accordance with Article 16 of the Loan Agreement.
Article 12 – DAMAGES
No claim may be made by Lender or its affiliates, directors, officers, employees, attorneys or agents of any of them against Borrower, Guarantor, any principal, director, officer, employee, advisor, beneficiary, shareholder, partner, manager, member, trustee, agent or Affiliate of Borrower or Guarantor or any legal representatives, successors or assigns of any of the foregoing, for any (a) speculative, punitive, special or exemplary damages or (b) consequential damages in the nature of alleged “lost profits” or “lost opportunities” arising out of or related to the transactions contemplated by this Note or by the other Loan Documents (in each case with respect to the foregoing clauses (a) and (b) except to the extent that a party seeking indemnification of such amount has paid or is required to pay to a third party such measure of damages).

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.
BORROWER:

GRIFFIN (LAS VEGAS BUFFALO) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company
GRIFFIN (DEKALB) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company
GRIFFIN (ETNA) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company
GRIFFIN (BIRMINGHAM) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company

By:	GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member
By:	GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, Inc., a Maryland corporation, its general partner
By:	/s/ Javier F. Bitar
Name:	Javier F. Bitar
Its:	Chief Financial Officer and Treasurer

SCHEDULE I
List of Borrowers

1.	Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, a Delaware limited liability company

2.	Griffin (DeKalb) Essential Asset REIT II, LLC, a Delaware limited liability company

3.	Griffin (Etna) Essential Asset REIT II, LLC, a Delaware limited liability company

4.	Griffin (Birmingham) Essential Asset REIT II, LLC, a Delaware limited liability company

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